Exhibit 10.1

TERMINATION NOTICE

July 29, 2026 (“Effective Date”)

Reference is made to that certain Advisory Services agreement, (as amended,1 “Advisory Agreement”), dated as of February 9, 2026, by and between BRERA HOLDINGS PLC, an Irish public limited company (the “Company”), and PULSAR GROUP LTD., a company duly incorporated in the Abu Dhabi Global Market under commercial license No. 23331 (the “Advisor” and, together with the Company, the “Parties” and each, a “Party”).

Pursuant to Section 2.3.1 of the Advisory Agreement, the Parties may mutually terminate the Advisor Agreement, and hereby wish to do so effective immediately without further cost or obligation to each other.

IN WITNESS WHEREOF, the Parties have executed this Termination as of the Effective Date.

Signed for and on behalf of the Advisor:

/s/ Alyazi Al Mheri
Name:	Alyazi Al Mheri
Title:	CEO

Signed for and on behalf of the Client:

/s/ Ron Sade
Name:	Ron Sade
Title:	Chief Executive Officer

[1]	The Advisory Agreement was amended by the Parties as of February 13, 2026 and via a side letter agreement dated as of April 26, 2026.